SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
February 28, 2003

PENTHOUSE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

333-83448 (Commission File Number)	65-1158257 (I.R.S. Employer Identification No.)

11 Penn Plaza, New York, New York (Address of Principal Executive Offices)	10001 (Zip Code)

(212) 702-6000
(Registrant’s Telephone Number, Including Area Code)

Item 4. Changes in Registrant’s Certifying Accountant.
Item 7. Financial Statements and Exhibits.
Signatures
EXHIBIT 16

Item 4. Changes in Registrant’s Certifying Accountant.

On February 28, 2003, the Registrant dismissed Baum & Company, P.A. (“Baum”) as its independent auditors and engaged Eisner LLP (“Eisner”) to serve as its independent auditors. The Registrant’s Board of Directors approved the change in the Registrant’s independent auditors on February 28, 2003. The Registrant made this change so that the same independent auditor will provide auditing services to the Registrant and its subsidiary, General Media, Inc. (“GM”). GM engaged Eisner as its independent auditor on January 28, 2003.

The reports of Baum on the Registrant’s financial statements since its inception on December 11, 2001 to its latest report on Form 10-KSB for the fiscal year ended October 31, 2002 did not contain an adverse opinion or a disclaimer of opinion, and were not modified as to uncertainty, audit scope or accounting principles; however, Baum’s report for the fiscal year ended October 31, 2002 contained explanatory language regarding the Registrant’s difficulty in generating sufficient cash flow to meet its present capital requirements and sustain its operations and continue as a going concern as described in Note 3 to the Registrant’s financial statements for such fiscal year.

During the Registrant’s fiscal year ended October 31, 2002 and through the date of this Form 8-K, there were no disagreements with Baum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Baum, would have caused them to make reference thereto in their report on the Registrant’s financial statements.

In connection with Eisner's retention as auditors for GM on January 28, 2003, Eisner communicated in the ordinary course of its engagement with GM, but did not render any accounting or auditing advice to the Registrant during the Registrant's fiscal year ended October 31, 2002 and through the date of this Form 8-K.

The Registrant provided Baum with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Baum’s letter, dated February 28, 2003, stating its agreement with the statements made by the Registrant in this Form 8-K.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

16	Letter from Baum & Company, P.A. to the Securities and Exchange Commission dated February 28, 2003

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Penthouse International, Inc.

Dated: March 7, 2003	By:	/s/ R. Guccione Robert C. Guccione, President